Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES PRELIMINARY SECOND QUARTER 2016 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, July 27, 2016 – Murphy Oil Corporation (NYSE: MUR) today announced its preliminary financial and operating results for the second quarter ended June 30, 2016, including net income of $3 million, or $0.02 per diluted share.

Operating and financial highlights for the second quarter 2016 include:

•	Closed the divestitures of Syncrude and Montney natural gas processing and sales pipeline assets generating combined proceeds of approximately $1.15 billion
•	Completed the company’s joint venture entry into the Kaybob Duvernay and Placid Montney plays
•	Paid down the entire outstanding amount drawn on the company’s revolving credit facility and exited the second quarter with total debt of $2.46 billion and $399 million of cash
•	Reduced lease operating expense per barrel by over 23 percent quarter-over-quarter, excluding Syncrude
•	Lowered G&A expense by approximately 15 percent quarter-over-quarter

SECOND QUARTER FINANCIAL RESULTS

Net income of $3 million, or $0.02 per diluted share for the second quarter 2016, was mostly attributable to net income tax benefits associated with divestitures of the company’s interests in Syncrude and Montney natural gas processing and sales pipeline assets. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $62 million, or $0.36 per diluted share, in the second quarter of 2016. Details for second quarter can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations in the second quarter 2016 totaled $158 million, or $10.42 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) in the second quarter 2016 totaled $196 million, or $12.86 per boe sold. Both EBITDA and EBITDAX were significantly impacted by a 21 percent decrease in the company’s crude oil realizations and a 44 percent decrease in North American natural gas realizations, compared to the second quarter of 2015. Details for second quarter EBITDA and EBITDAX can be found in the attached schedules.

Second quarter 2016 production averaged approximately 168,600 barrels of oil equivalent per day (boepd). Production in the second quarter was lower than anticipated primarily due to downtime from a third party gas operated plant servicing assets in Block K, Malaysia, and downstream natural gas pipeline restrictions in onshore Canada. Additionally, eight completions in the Eagle Ford Shale (“EFS”) were rescheduled to the second quarter from the third quarter, which shut-in production from offset wells during completion operations. These new wells were brought online and began producing early in the third quarter. As previously announced, there was also increased downtime at Syncrude, which was divested in the quarter, due to scheduled maintenance and the wildfires near Fort McMurray, which also impacted our new Kaybob Duvernay oil assets.

Second quarter 2016 lease operating expense was reduced 23 percent from the second quarter 2015, excluding Syncrude, to $8.36 per boe. The lower lease operating expense rate is a result of ongoing systematic cost reductions and efficiency initiatives as well as supplier pricing negotiations. This also includes the new tariff applicable to the Tupper Montney assets following the sale of natural gas processing and sales pipeline assets during the quarter. Second quarter 2016 general and administrative costs decreased by 9 percent from first quarter 2016. More importantly, the company has been able to decrease general and administrative costs by 23 percent from the first quarter of 2015.

“During the second quarter, we continued progressing our 2015 repositioning efforts as we closed the Syncrude non-core asset sale, along with the Montney processing assets, and entered into a new North American unconventional play and further strengthened our balance sheet,” stated Roger W. Jenkins, President and Chief Executive Officer. “We will continue to focus on costs and capital allocation while pursuing new exploitation efforts in our three significant onshore unconventional plays and maintaining our original capital plan with adjusted production levels accounting for asset purchases and sales,” Jenkins added.

ASSET SALES PROCEEDS AND LIQUIDITY

Murphy received approximately $1.15 billion in net proceeds during the quarter from the sale of its interest in Syncrude and its Montney natural gas processing and sales pipeline assets. The divestiture proceeds were used to reduce outstanding borrowings by $971 million during the quarter and to fund $207 million for the Kaybob Duvernay and Placid Montney joint venture (JV) acquisition. These actions significantly improved the company’s liquidity profile. At June 30, 2016, the company had zero drawn on its revolving credit facility, which expires in June 2017.

REGIONAL OPERATIONS SUMMARY

North American Onshore

Eagle Ford Shale – Production in the second quarter 2016 averaged over 47 thousand barrels of oil equivalent per day (Mboepd), which includes 87 percent liquids. Drilling and completion costs decreased to an average of $4.0 million per well across our diverse oil weighted areas, representing over a 25 percent decrease from second quarter 2015. As previously mentioned, eight operated EFS wells were completed late in the second quarter. The wells were completed ahead of plan to synchronize completion schedules with offset operators. In addition to the aforementioned wells, there are 22 wells currently scheduled to be brought online during the second half of 2016, including two Austin Chalk wells that will further evaluate the resource. Our original Austin Chalk test well continues to flow above plan. The capital for these wells are within previously announced annual corporate capital expenditures.

Tupper Montney – Murphy produced over 197 million cubic feet per day (MMcfd) of natural gas in the second quarter 2016. The first half of the year production has been hampered in the region by unpredictable flow restrictions caused by third-party downstream pipeline constraints. Six new wells were brought online during the quarter, including two wells that are testing extended laterals and increased proppant per lateral foot in the completion phase. The wells are still in the early production stages, however, initial results appear encouraging.

Kaybob Duvernay and Placid Montney – Murphy completed the previously announced JV mid-quarter and produced approximately 1.9 Mboepd, which includes 52 percent liquids, during the second quarter. For the remainder of 2016, it is expected that there will be two wells drilled and four wells completed in the Murphy operated Kaybob Duvernay, and twelve wells drilled and four wells completed in the non-operated Placid Montney. The company plans to spend approximately $50 million on drilling, completing and infrastructure for the remainder of 2016 and is expected to produce an average of 2.4 Mboepd for the year.

Global Offshore

Malaysia – Block K and Sarawak oil production in the second quarter was approximately 39 thousand barrels of oil per day, while Sarawak natural gas production was over 96 MMcfd. During the third quarter, the company is planning a topside installation at the South Acis satellite platform. The wells were drilled earlier this year and are expected to commence production during the fourth quarter.

Gulf of Mexico – Production for the second quarter of 2016 was just under 17 Mboepd, comprised of 83 percent liquids. The Kodiak well resumed production during the quarter following facility upgrades. Currently, the well is flowing at 12,500 boepd gross with evaluations taking place to co-mingle an upper zone and offset well opportunities.

2016 AND THIRD QUARTER GUIDANCE

Capital expenditure guidance for full-year 2016 is being maintained at $620 million, excluding $207 million of acquisition costs for the Kaybob Duvernay and Placid Montney JV.  Details for capital expenditures for the first six months of 2016 can be found in the attached schedules. The company’s third quarter and full-year 2016 production outlook from its retained assets remains unchanged after incorporating the previously announced effects from the sale of Syncrude and the production associated with the purchase of Kaybob Duvernay and Placid Montney assets. Production for the third quarter 2016 is estimated in the range of 167,500 – 169,500 boepd and full-year 2016 is estimated in the range of 173,000 – 177,000 boepd, reflecting the above net changes due to asset sales and purchases. Details for third quarter and full-year 2016 production guidance can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JULY 28, 2016

Murphy will host a conference call to discuss second quarter 2016 results on Thursday, July 28, 2016, at 1:00 p.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-802-2266. The telephone reservation number for the call is 9900445. Replays of the call will be available through the same address on the company’s website, and a recording of the call will be available through August 11, 2016, by calling 1-888-203-1112 and referencing reservation number 9900445. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data and operating statistics for the second quarter and first six months of 2016 with comparisons to the same periods the previous year are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the third quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company's diverse resource base includes offshore production in Malaysia, Canada and Gulf of Mexico, as well as, North American onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “targets”, “expectations”, “plans”, “forecasts”, “projections” and other comparable terminology often identify forward-looking statements. These statements, which express management’s current views concerning future events or results are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see Murphy’s 2015 Annual Report on Form 10-K, on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP MEASURES

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The Securities and Exchange Commission (SEC) requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR or estimated ultimate recovery” and similar terms that the SEC’s rules strictly prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Nancy Perkins, nancy_perkins@murphyoilcorp.com, 281-675-9252

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$437,462	738,290	867,757	1,660,037

Costs and expenses
Lease operating expenses	156,530	227,489	315,633	459,910
Severance and ad valorem taxes	13,439	19,043	26,076	39,834
Exploration expenses	37,128	64,959	64,044	193,693
Selling and general expenses	67,113	79,176	140,620	166,143
Depreciation, depletion and amortization	255,239	403,390	541,388	884,417
Accretion of asset retirement obligations	12,346	11,750	24,471	23,519
Impairment of assets	–	–	95,088	–
Interest expense	35,058	30,466	67,119	59,936
Interest capitalized	(608)	(1,823)	(2,449)	(3,208)
Other expense (benefit)	(7,516)	13,931	(7,932)	63,612
	568,729	848,381	1,264,058	1,887,856
Loss from continuing operations before income taxes	(131,267)	(110,091)	(396,301)	(227,819)
Income tax benefit	(134,172)	(21,105)	(199,721)	(142,363)
Income (loss) from continuing operations	2,905	(88,986)	(196,580)	(85,456)
Income (loss) from discontinued operations, net of income taxes	25	15,152	708	(2,819)
Net income (loss)	$2,930	(73,834)	(195,872)	(88,275)
Income (loss) per Common share – Basic
Continuing operations	$0.02	(0.51)	(1.14)	(0.48)
Discontinued operations	–	0.09	–	(0.02)
Net loss	$0.02	(0.42)	(1.14)	(0.50)
Income (loss) per Common share – Diluted
Continuing operations	$0.02	(0.51)	(1.14)	(0.48)
Discontinued operations	–	0.09	–	(0.02)
Net loss	$0.02	(0.42)	(1.14)	(0.50)
Cash dividends per Common share	$0.35	0.35	0.70	0.70
Average Common shares outstanding (thousands)
Basic	172,197	174,489	172,150	176,343
Diluted	172,800	174,489	172,150	176,343

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016		2015	2016		2015
Operating Activities
Net income (loss)	$2,930		(73,834)	(195,872)		(88,275)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(25)		(15,152)	(708)		2,819
Depreciation, depletion and amortization	255,239		403,390	541,388		884,417
Impairment of assets	–		–	95,088		–
Amortization of deferred major repair costs	1,796		1,296	3,798		3,404
Dry hole costs	14,339		20,394	14,270		99,023
Amortization of undeveloped leases	14,950		24,219	25,419		45,825
Accretion of asset retirement obligations	12,346		11,750	24,471		23,519
Deferred and noncurrent income tax benefits	(230,518)		(10,054)	(316,201)		(194,240)
Pretax gains from disposition of assets	(3,809)		(18,246)	(3,831)		(154,123)
Net (increase) decrease in noncash operating working capital	17,554		(151,636)	(86,793)	[1]	107,171
Other operating activities, net	(14,736)		(10,760)	12,349		(14,329)
Net cash provided by continuing operations activities	70,066		181,367	113,378		715,211
Investing Activities
Property additions and dry hole costs	(394,558)	[2]	(609,775)	(604,587)	[2]	(1,433,615)
Proceeds from sales of property, plant and equipment	1,153,292		5,864	1,153,325		423,106
Purchases of investment securities[3]	(601,941)		(364,024)	(651,218)		(629,763)
Proceeds from maturity of investment securities[3]	614,395		361,879	701,378		663,343
Other investing activities, net	14,018		(20,342)	(7,640)		(20,568)
Net cash provided (required) by investing activities	785,206		(626,398)	591,258		(997,497)
Financing Activities
Borrowings of debt	–		668,000	–		823,000
Repayments of debt	(971,000)		–	(600,000)		(450,000)
Capital lease obligation payments	(2,482)		(2,232)	(5,172)		(4,703)
Purchase of treasury stock	–		(250,000)	–		(250,000)
Withholding tax on stock-based incentive awards	(86)		–	(1,138)		(8,976)
Cash dividends paid	(60,268)		(62,294)	(120,535)		(124,581)
Other financing activities, net	–		(44)	–		(152)
Net cash (required) provided by financing activities	(1,033,836)		353,430	(726,845)		(15,412)
Cash Flows from Discontinued Operations
Operating activities	2,873		(20,586)	5,185		(85,445)
Investing activities	–		5,276	–		5,322
Changes in cash included in current assets held for sale	(2,873)		24,519	(5,185)		89,226
Net increase in cash and cash equivalents of discontinued operations	–		9,209	–		9,103
Effect of exchange rate changes on cash and cash equivalents	22,984		10,658	6,509		4,555
Net decrease in cash and cash equivalents	(155,580)		(71,734)	(15,700)		(284,040)
Cash and cash equivalents at beginning of period	423,063		981,002	283,183		1,193,308
Cash and cash equivalents at end of period	$267,483		909,268	267,483		909,268

1  2016 balance includes payments for deepwater rig contract exit of $261.8 million.

2  Includes costs of $206.7 million associated with acquisition of Kaybob Duvernay and Liquids Rich Montney.

3 Investments are Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$2.9	(73.8)	(195.9)	(88.3)
Discontinued operation (earnings) loss	–	(15.2)	(0.7)	2.8
Earnings (loss) from continuing operations	2.9	(89.0)	(196.6)	(85.5)
Mark-to-market loss (gain) on crude oil derivative contracts	38.6	(4.8)	51.9	(4.8)
Foreign exchange gains	(19.5)	(1.3)	(21.3)	(35.1)
Syncrude operations, including tax benefits of $68.0 on sale	(51.9)	–	(47.9)	–
Income tax benefits associated with Montney midstream divestiture	(20.9)	–	(20.9)	–
Income tax benefits on investments in foreign areas	(9.4)	–	(9.4)	–
Oil Insurance Limited dividends	(2.2)	–	(2.2)	(4.5)
Impairments of assets	–	–	68.9	–
Restructuring charges	–	7.5	6.2	7.5
Gain on sale of 10% interest in Malaysia	–	(19.3)	–	(218.8)
Environmental provisions	–	–	–	35.8
Increase in Alberta corporate tax rate	–	23.8	–	23.8
Total adjustments after taxes	(65.3)	5.9	25.3	(196.1)
Adjusted loss	$(62.4)	(83.1)	(171.3)	(281.6)
Adjusted loss per diluted share	$(0.36)	(0.48)	(1.00)	(1.60)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net loss to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net loss as determined in accordance with accounting principles generally accepted in the United States of America

Note:  Amounts shown above as reconciling items between Net loss and Adjusted loss are presented net of applicable income taxes based on the statutory rate applicable by jurisdiction.  The 2016 pretax and income tax impacts for adjustments shown above are as follows by area of operations:

	Three Months Ended			Six Months Ended
	June 30, 2016			June 30, 2016
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	59.4	(20.8)	38.6	84.1	(29.1)	55.0
Canada	21.6	(94.5)	(72.9)	123.7	(122.6)	1.1
Malaysia	–	–	–	1.5	(0.6)	0.9
Other International	–	(9.4)	(9.4)	2.2	(10.1)	(7.9)
	81.0	(124.7)	(43.7)	211.5	(162.4)	49.1
Corporate:	(25.4)	3.8	(21.6)	(25.7)	1.9	(23.8)
Total adjustments	55.6	(120.9)	(65.3)	185.8	(160.5)	25.3

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income (loss) from continuing operations	$2.9	(89.0)	(196.6)	(85.5)
Income tax benefit	(134.2)	(21.1)	(199.7)	(142.3)
Interest expense	35.1	30.4	67.1	59.9
Interest capitalized	(0.6)	(1.8)	(2.4)	(3.2)
Depreciation, depletion and amortization expense	255.2	403.4	541.4	884.4
Impairments of assets	–	–	95.1	–
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$158.4	321.9	304.9	713.3	[1]
Total barrels of oil equivalents sold (thousands of barrels)	15,198.9	17,717.7	32,744.5	38,431.2
EBITDA per barrel of oil equivalents sold	$10.42	18.17	9.31	18.56

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1 Includes pre-tax gain on sale of 10% interest in Malaysia in 2015 of $135.8 million.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income (loss) from continuing operations	$2.9	(89.0)	(196.6)	(85.5)
Income tax benefit	(134.2)	(21.1)	(199.7)	(142.3)
Interest expense	35.1	30.4	67.1	59.9
Interest capitalized	(0.6)	(1.8)	(2.4)	(3.2)
Depreciation, depletion and amortization expense	255.2	403.4	541.4	884.4
Impairments of assets	–	–	95.1	–
Exploration expense	37.1	65.0	64.0	193.7
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$195.5	386.9	368.9	907.0	[1]
Total barrels of oil equivalents sold (thousands of barrels)	15,198.9	17,717.7	32,744.5	38,431.2
EBITDAX per barrel of oil equivalents sold	$12.86	21.84	11.27	23.60

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

1 Includes pre-tax gain on sale of 10% interest in Malaysia in 2015 of $135.8 million.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$143.6	(65.7)	339.8	(16.5)
Canada	77.4	55.3	152.9	(32.2)
Malaysia	190.5	47.7	244.5	27.6
Other	(0.1)	(5.1)	–	(30.1)
Total exploration and production	411.4	32.2	737.2	(51.2)
Corporate and other	26.1	(29.3)	1.1	(37.8)
Revenue/income (loss) from continuing operations	437.5	2.9	738.3	(89.0)
Discontinued operations, net of tax	–	–	–	15.2
Total revenues/net income (loss)	$437.5	2.9	738.3	(73.8)

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$318.3	(131.4)	619.9	(110.4)
Canada	183.5	(31.9)	305.2	(70.7)
Malaysia	338.8	70.1	690.2	250.7
Other	–	(31.2)	–	(102.1)
Total exploration and production	840.6	(124.4)	1,615.3	(32.5)
Corporate and other	27.2	(72.2)	44.7	(53.0)
Revenue/income (loss) from continuing operations	867.8	(196.6)	1,660.0	(85.5)
Discontinued operations, net of tax	–	0.7	–	(2.8)
Total revenues/net income (loss)	$867.8	(195.9)	1,660.0	(88.3)

Note:  Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30,  2016 AND 2015

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended June 30, 2016
Oil and gas sales and other revenues	$143.6	61.6	15.8	190.5	(0.1)	411.4
Lease operating expenses	54.5	25.0	31.8	45.2	–	156.5
Severance and ad valorem taxes	11.0	1.1	1.3	–	–	13.4
Depreciation, depletion and amortization	146.6	45.9	3.1	54.0	1.6	251.2
Accretion of asset retirement obligations	4.3	2.8	1.2	4.0	–	12.3
Impairment of assets	–	–	–	–	–	–
Exploration expenses
Dry holes	(0.8)	–	–	4.5	10.7	14.4
Geological and geophysical	0.3	–	–	0.2	–	0.5
Other	1.0	0.1	–	–	6.2	7.3
	0.5	0.1	–	4.7	16.9	22.2
Undeveloped lease amortization	13.7	1.0	–	–	0.2	14.9
Total exploration expenses	14.2	1.1	–	4.7	17.1	37.1
Selling and general expenses	12.7	8.1	0.2	5.0	9.1	35.1
Other expenses (benefits)	(0.1)	1.6	–	0.9	(9.9)	(7.5)
Results of operations before taxes	(99.6)	(24.0)	(21.8)	76.7	(18.0)	(86.7)
Income tax provisions (benefits)	(33.9)	(27.4)	(73.7)	29.0	(12.9)	(118.9)
Results of operations (excluding corporate overhead and interest)	$(65.7)	3.4	51.9	47.7	(5.1)	32.2

Three Months Ended June 30, 2015
Oil and gas sales and other revenues	$339.8	102.2	50.7	244.5	–	737.2
Lease operating expenses	78.6	32.7	43.5	72.7	–	227.5
Severance and ad valorem taxes	16.1	1.3	1.7	–	–	19.1
Depreciation, depletion and amortization	196.7	59.4	11.6	132.1	1.6	401.4
Accretion of asset retirement obligations	4.9	1.7	1.4	3.7	–	11.7
Exploration expenses
Dry holes	17.7	–	–	–	2.7	20.4
Geological and geophysical	3.6	–	–	1.3	1.8	6.7
Other	3.1	0.2	–	–	10.4	13.7
	24.4	0.2	–	1.3	14.9	40.8
Undeveloped lease amortization	19.7	4.2	–	–	0.3	24.2
Total exploration expenses	44.1	4.4	–	1.3	15.2	65.0
Selling and general expenses	22.9	6.5	0.2	0.5	14.4	44.5
Other expenses (benefits)	1.8	(0.1)	–	–	12.1	13.8
Results of operations before taxes	(25.3)	(3.7)	(7.7)	34.2	(43.3)	(45.8)
Income tax provisions (benefits)	(8.8)	13.8	7.0	6.6	(13.2)	5.4
Results of operations (excluding corporate overhead and interest)	$(16.5)	(17.5)	(14.7)	27.6	(30.1)	(51.2)

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30,  2016 AND 2015

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Six Months Ended June 30, 2016
Oil and gas sales and other revenues	$318.3	119.2	64.3	338.8	–	840.6
Lease operating expenses	110.0	42.7	69.8	93.1	–	315.6
Severance and ad valorem taxes	21.4	2.2	2.5	–	–	26.1
Depreciation, depletion and amortization	315.3	90.8	16.5	108.1	3.0	533.7
Accretion of asset retirement obligations	8.6	5.4	2.4	8.1	–	24.5
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	(0.5)	–	–	4.1	10.7	14.3
Geological and geophysical	0.6	2.9	–	0.5	4.3	8.3
Other	2.1	0.4	–	–	13.5	16.0
	2.2	3.3	–	4.6	28.5	38.6
Undeveloped lease amortization	22.7	2.3	–	–	0.4	25.4
Total exploration expenses	24.9	5.6	–	4.6	28.9	64.0
Selling and general expenses	35.2	15.7	0.5	8.4	19.2	79.0
Other expenses (benefits)	0.1	–	–	0.9	(8.9)	(7.9)
Results of operations before taxes	(197.2)	(138.3)	(27.4)	115.6	(42.2)	(289.5)
Income tax provisions (benefits)	(65.8)	(58.5)	(75.3)	45.5	(11.0)	(165.1)
Results of operations (excluding corporate overhead and interest)	$(131.4)	(79.8)	47.9	70.1	(31.2)	(124.4)

Six Months Ended June 30, 2015
Oil and gas sales and other revenues	$619.9	199.3	105.9	690.2	–	1,615.3
Lease operating expenses	180.4	58.3	87.4	133.8	–	459.9
Severance and ad valorem taxes	34.4	2.7	2.8	–	–	39.9
Depreciation, depletion and amortization	401.5	119.5	25.4	330.7	3.1	880.2
Accretion of asset retirement obligations	9.7	3.4	2.8	7.6	–	23.5
Exploration expenses
Dry holes	64.4	–	–	–	34.6	99.0
Geological and geophysical	5.3	–	–	1.3	16.9	23.5
Other	4.8	0.4	–	–	20.2	25.4
	74.5	0.4	–	1.3	71.7	147.9
Undeveloped lease amortization	36.5	8.4	–	–	0.9	45.8
Total exploration expenses	111.0	8.8	–	1.3	72.6	193.7
Selling and general expenses	45.3	13.3	0.4	1.2	29.1	89.3
Other expenses	7.5	43.9	–	–	12.1	63.5
Results of operations before taxes	(169.9)	(50.6)	(12.9)	215.6	(116.9)	(134.7)
Income tax provisions (benefits)	(59.5)	1.5	5.7	(35.1)	(14.8)	(102.2)
Results of operations (excluding corporate overhead and interest)	$(110.4)	(52.1)	(18.6)	250.7	(102.1)	(32.5)

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016		2015	2016	2015
United States – Eagle Ford Shale
Lease operating expense	$9.32		10.14	8.57	12.21
Severance and ad valorem taxes	2.58		2.90	2.27	3.04
Depreciation, depletion and amortization (DD&A) expense	25.29		27.94	25.10	27.06
United States – Gulf of Mexico
Lease operating expense	$9.37		10.81	8.93	9.86
Severance and ad valorem taxes	–		–	–	–
DD&A expense	24.54		20.14	24.08	22.25
Canada – Conventional operations
Lease operating expense	$6.14		7.84	5.06	6.91
Severance and ad valorem taxes	0.27		0.32	0.26	0.32
DD&A expense	11.28		14.22	10.80	14.15
Canada – Synthetic oil operations
Lease operating expense	$112.81	1	52.35	41.15	42.36
Severance and ad valorem taxes	4.76	1	1.96	1.46	1.34
DD&A expense	10.89		13.96	9.72	12.30
Malaysia – Sarawak
Lease operating expense	$4.42		11.02	6.25	8.73
DD&A expense	9.43		21.59	9.60	23.15
Malaysia – Block K
Lease operating expense	$13.38		18.55	12.95	13.25
DD&A expense	12.05		31.64	12.35	30.96
Total oil and gas operations
Lease operating expense	$10.30		12.84	9.64	11.97
Severance and ad valorem taxes	0.88		1.07	0.80	1.04
DD&A expense	16.53		22.65	16.30	22.90
Total oil and gas operations – excluding synthetic oil operations
Lease operating expense	$8.36		10.90	7.92	10.24
Severance and ad valorem taxes	0.81		1.03	0.76	1.02
DD&A expense	16.63		23.08	16.66	23.50

1  2016 lease operating expense and production taxes unfavorably affected by low production volume  caused by downtime for maintenance and localized fires.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016		2015	2016		2015
Capital expenditures
Exploration and production
United States	$35.2		407.9	100.7		817.0
Canada	240.9	[2]	34.9	273.5	[2]	99.9
Malaysia	14.4		57.0	41.9		132.2
Other	16.0		16.2	26.8		70.4
Total	306.5		516.0	442.9		1,119.5
Corporate	12.3		16.2	20.7		25.6
Total capital expenditures	318.8		532.2	463.6		1,145.1
Charged to exploration expenses[1]
United States	0.5		24.4	2.2		74.5
Canada	0.1		0.2	3.3		0.4
Malaysia	4.7		1.3	4.6		1.3
Other	16.9		14.9	28.5		71.7
Total charged to exploration expenses	22.2		40.8	38.6		147.9
Total capitalized	$296.6		491.4	425.0		997.2
[1] Excludes amortization of undeveloped leases	$14.9		24.2	25.4		45.8

2 Includes costs of $206.7 million associated with acquisition of Kaybob Duvernay and liquids rich  Montney.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$267.5	283.2
Canadian government securities	131.2	173.3
Other current assets	639.1	991.9
Property, plant and equipment – net	8,565.5	9,818.4
Other long-term assets	311.3	227.0
Total assets	$9,914.6	11,493.8
Liabilities and Stockholders' Equity
Current maturities of long-term debt	$20.0	18.9
Other current liabilities	860.7	1,655.7
Long-term debt[1]	2,435.5	3,040.6
Other long-term liabilities	1,426.7	1,471.9
Total stockholders' equity	5,171.7	5,306.7
Total liabilities and stockholders' equity	$9,914.6	11,493.8

1 Includes a capital lease on production equipment of $202.7 million at June 30, 2016 and $209.8 million at December 31, 2015.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net crude oil and condensate produced – barrels per day	98,995	121,262	111,235	130,778
United States – Eagle Ford Shale	34,563	46,948	38,550	48,483
– Gulf of Mexico	12,564	12,263	13,331	12,519
Canada – light	950	91	540	110
– heavy	2,200	6,343	2,759	6,276
– offshore	7,217	6,043	8,020	7,702
– synthetic	3,093	9,129	9,326	11,394
Malaysia[1] – Sarawak	13,944	14,167	13,490	15,951
– Block K	24,464	26,278	25,219	28,343
Net crude oil and condensate sold – barrels per day	96,918	114,178	108,054	131,706
United States – Eagle Ford Shale	34,563	46,948	38,550	48,483
– Gulf of Mexico	12,564	12,263	13,331	12,519
Canada – light	950	91	540	110
– heavy	2,200	6,343	2,759	6,276
– offshore	7,315	6,907	8,348	8,065
– synthetic	3,093	9,129	9,326	11,394
Malaysia[1] – Sarawak	9,666	12,966	11,712	17,066
– Block K	26,567	19,531	23,488	27,793
Net natural gas liquids produced – barrels per day	8,883	9,779	9,058	10,094
United States – Eagle Ford Shale	6,751	7,579	6,988	7,517
– Gulf of Mexico	1,468	1,636	1,347	1,895
Canada	164	5	88	14
Malaysia[1] – Sarawak	500	559	635	668
Net natural gas liquids sold – barrels per day	9,339	9,611	9,550	9,794
United States – Eagle Ford Shale	6,751	7,579	6,988	7,517
– Gulf of Mexico	1,468	1,636	1,347	1,895
Canada	164	5	88	14
Malaysia[1] – Sarawak	956	391	1,127	368
Net natural gas sold – thousands of cubic feet per day	364,582	425,463	373,864	424,961
United States – Eagle Ford Shale	36,113	37,790	37,203	39,030
– Gulf of Mexico	16,779	54,093	20,094	55,563
Canada	204,753	195,159	207,288	193,133
Malaysia[1] – Sarawak	96,057	110,816	97,155	111,431
– Block K	10,880	27,605	12,124	25,804
Total net hydrocarbons produced – equivalent barrels per day[2]	168,642	201,952	182,604	211,699
Total net hydrocarbons sold – equivalent barrels per day[2]	167,021	194,700	179,915	212,327

1  The Company sold a 10% interest in Malaysia properties on January 29, 2015.  Production in this table includes production for these sold interests through the date of disposition.

2  Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$43.95	55.66	38.93	49.55
– Gulf of Mexico	43.41	59.14	39.00	52.52
Canada[1] – heavy	18.03	33.85	11.83	27.02
– offshore	44.51	60.35	36.82	55.51
– synthetic	45.78	60.88	35.58	51.27
Malaysia – Sarawak[2]	47.22	57.91	41.74	52.87
– Block K2	46.53	59.81	41.97	56.96
Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$11.21	12.15	9.65	12.22
– Gulf of Mexico	11.89	14.32	10.59	14.50
Canada[1]	30.18	21.62	29.38	22.31
Malaysia – Sarawak[2]	34.62	47.59	35.65	58.08
Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$1.38	2.23	1.43	2.39
– Gulf of Mexico	1.46	2.37	1.62	2.48
Canada[1]	1.33	2.47	1.44	2.44
Malaysia – Sarawak[2]	3.29	3.82	3.52	4.53
– Block K2	0.23	0.23	0.25	0.24

1  U.S. dollar equivalent.

2  Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

COMMODITY HEDGE POSITIONS

AS OF JULY 26, 2016

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap	25,000	$50.67	7/1/2016	12/31/2016
United States	WTI	Fixed price derivative swap	7,000	$50.10	1/1/2017	12/31/2017

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(CAD/Mcf)	Start Date	End Date
Western Canada	Natural Gas	Fixed price forward sales	99	C$3.00	7/1/2016	12/31/2016
Western Canada	Natural Gas	Fixed price forward sales	59	C$2.81	1/1/2017	12/31/2020

MURPHY OIL CORPORATION

THIRD QUARTER 2016 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	41,000		35,000
– Gulf of Mexico	12,000		14,000
Canada – Seal heavy	3,000		2,000
– Montney and Duvernay	2,000		205,000
– Offshore	8,500		–
Malaysia – Sarawak	13,500		123,000
– Block K	23,500		11,000

Total net production (BOEPD)		167,500 - 169,500
Total net sales (BOEPD)		164,500 - 166,500
Realized oil prices ($ per barrel):
Malaysia – Sarawak		$46.02
– Block K		$45.62
Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.29
Exploration expense ($ millions)		$19.0
FULL YEAR 2016 GUIDANCE
Total production (BOEPD)		173,000 to 177,000
Capital expenditures ($ millions)		$620.0	*

*Excludes costs of $206.7 million associated with acquisition of Kaybob Duvernay and liquids rich Montney.